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                                                                    EXHIBIT 5/
                                                                    EXHIBIT 23.2

                           MORGAN, LEWIS & BOCKIUS LLP
                                COUNSELORS AT LAW
                                 101 PARK AVENUE
                             NEW YORK, NY 10178-0060
                                  212-309-6000
                                FAX: 212-309-6273


                                       January 3, 1997


PXRE Corporation
399 Thornall Street
Edison, New Jersey 08837

Re:     PXRE Corporation Registration Statement on Form S-3
        ---------------------------------------------------

Ladies and Gentlemen:

        We have acted as special counsel to PXRE Corporation, a Delaware corporation ("PXRE"), in connection with the filing of a Registration Statement on Form S-3, including the exhibits thereto (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Act"), for the registration by PXRE of the offer and sale of 3,171 shares (the "Shares") of Common Stock, par value $.01 per share ("PXRE Common Stock"), pursuant to the Transnational Re Corporation ("Transnational") Director Stock Option Plan (the "Plan"), which Plan has been assumed by PXRE in accordance with the Agreement and Plan of Merger between Transnational and PXRE, dated as of August 22, 1996, as amended (the "Merger Agreement"). Pursuant to the Merger Agreement, Transnational was merged with and into PXRE on December 11, 1996, and each outstanding share of Class A Common Stock, par value $.01 per share, and Class B Common Stock, par value $.01 per share, of Transnational was converted into the right to receive
1.0575 shares of PXRE Common Stock.

        In connection with this opinion, we have examined (i) the Registration Statement, (ii) the Restated Certificate of Incorporation of PXRE, as amended to date, (iii) the By-Laws of PXRE, as amended to date, (iv) certain resolutions of the Board of Directors of PXRE relating to the transactions contemplated by the Merger Agreement, (v) the Plan and (vi) such other certificates, instruments, documents and records as we have considered necessary or appropriate for purposes of this opinion. We have assumed that (i) the Registration Statement, and any amendments thereto, will have become effective; and (ii) all Shares will be issued in compliance with applicable federal and state securities laws. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as photostatic copies and the authenticity of the originals of such copies. In addition, we have made such other examination of law and fact as we have deemed appropriate in order to form a basis for the opinion hereinafter expressed.

        With respect to the issuance of any Shares, we have assumed that the Shares will be issued, and the certificates evidencing the same will be duly delivered, in accordance with the terms of the Plan and against receipt of the consideration stipulated therefor which will be no less than the par value thereof.




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PXRE Corporation
January 3, 1997
Page Two

        Based upon the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued and paid for in accordance with the Plan, will be validly issued, fully paid and non-assessable.

        We are members of the Bar of the State of New York and we do not express any opinion herein concerning any law other than the Delaware General Corporation Law and the federal laws of the United States of America.

        We consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this opinion and consent, we do not admit that we are acting within the category of persons whose consent is required under
Section 7 of the Act.

                                       Very truly yours,



                                       Morgan, Lewis & Bockius LLP



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